CSW Energy, Inc.
                       Balance Sheet
                       June 30, 1999
                        (Unaudited)
                         ($000's)


Assets

Current Assets
   Cash and cash equivalents                                   $25,491
   Accounts receivable                                          17,671
   Prepaid expenses                                              1,738
                                                               -------

           Total current assets                                 44,900


Investments In and Advances to Energy Projects                 113,530

Notes Receivable - Affiliate                                    34,263

Notes Receivable                                                66,647

Other Assets
  Construction in progress and project development costs       148,762
  Property, Plant, and Equipment, net                          184,283
  Other - net                                                   15,875
                                                               -------

           Total other assets                                  348,920
                                                               -------

              Total assets                                    $608,260
                                                               =======


Liabilities and Shareholder's Equity

Current Liabilities
   Accounts payable                                            $10,732
   Accrued liabilities and other                                10,684
                                                               -------

           Total current liabilities                            21,416

Long Term Debt                                                 348,907

Deferred Income Taxes                                           36,105

Other                                                           72,097
                                                               -------

           Total liabilities                                   478,525


Minority Interest                                               12,979

Shareholder's Equity
   Common stock                                                      1
   Additional paid-in-capital                                  108,139
   Accumulated retained earnings                                 8,616
                                                               -------

           Total shareholder's equity                          116,756
                                                               -------

              Total liabilities and shareholder's equity      $608,260
                                                               =======